United States Securities and Exchange Commission
Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2008

XEDAR CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-08356	84-0684753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3773 Cherry Creek North Drive, Suite 995
Denver, CO 80209
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:  (303) 377-0033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into Material Definitive Agreements

As previously reported, on March 3, 2008, we borrowed $1,000,000 from our CEO, Hugh H. Williamson, III.  We used $478,000 of the loan to pay down our line of credit with KeyBank National Association.  The remainder of the loan was used for working capital (the "Williamson Loan").  The Williamson Loan bears interest at a variable rate, which is equal to the prime rate charged by KeyBank, which rate was 6.0% as of the Williamson Loan closing date.  The Williamson Loan is secured by substantially all of our assets, although the security interest is subordinate to the KeyBank line of credit.  On April 24, 2008, our Board of Directors ("Board") determined that additional working capital was necessary, and Mr. Williamson agreed to loan us up to an additional $1,000,000 on the same terms and conditions pursuant to which the Williamson Loan was made, such that we were authorized to borrow an amount not to exceed $2,000,000 under the terms of the Williamson Loan.  On June 30, 2008, our Board determined that additional working capital was necessary, and Mr. Williamson agreed to loan us up to an additional $100,000 on the same terms and conditions pursuant to which the Williamson Loan was made, such that we were then authorized to borrow an amount not to exceed $2,100,000 under the terms of the Williamson Loan.  On August 18, 2008, our Board determined that additional working capital was necessary, and Mr. Williamson agreed to loan us up to an additional $250,000 on the same terms and conditions pursuant to which the Williamson Loan was made, such that we were then authorized to borrow an amount not to exceed $2,350,000 under the terms of the Williamson Loan.  On September 4, 2008, our Board determined that additional working capital was necessary, and Mr. Williamson agreed to loan us up to an additional $200,000 on the same terms and conditions pursuant to which the Williamson Loan was made, such that we were then authorized to borrow an amount not to exceed $2,550,000 under the terms of the Williamson Loan.  On October 9, 2008, our Board determined that additional working capital was necessary, and Mr. Williamson agreed to loan us up to an additional $250,000 on the same terms and conditions pursuant to which the Williamson Loan was made, such that we are now authorized to borrow an amount not to exceed $2,800,000 under the terms of the Williamson Loan.  The audit committee of our board of directors, whose members are independent, reviewed the terms of the proposed increase in the Williamson Loan prior to its consummation and determined that it is fair to us, and as such does not constitute a conflict of interest.

The Williamson loan documents, as modified, are attached as exhibits to this Current Report.  The above description of the Williamson Loan is qualified in its entirety by the full text of the exhibits.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01.

Item 9.01    Financial Statements and Exhibits

(d)           Exhibits

Number	Description
10.1	Secured Subordinated Promissory Note, dated March 3, 2008, as amended and restated as of October 9, 2008, $2,800,000.00 principal amount, by and between Hugh H. Williamson, III, and Xedar Corporation

10.2	Pledge and Security Agreement, dated March 3, 2008, as amended October 9, 2008, by and between Xedar Corporation and Hugh H. Williamson, III.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Xedar has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xedar Corporation

Dated: October 9, 2008	By:	/s/ Hugh Williamson III
Hugh Williamson III Chairman, President and CEO

Exhibit Index

Number	Description
10.1	Secured Subordinated Promissory Note, dated March 3, 2008, as amended and restated as of October 9, 2008, $2,800,000.00 principal amount, by and between Hugh H. Williamson, III, and Xedar Corporation

10.2	Pledge and Security Agreement, dated March 3, 2008, as amended October 9, 2008, by and between Xedar Corporation and Hugh H. Williamson, III.